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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Affinity Gaming
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2016

April 8, 2016

Dear Stockholder:

        We cordially invite you to attend Affinity Gaming's ("we" or "Affinity") 2016 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held in the New York City offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019, on Tuesday, May 10, 2016, beginning at 11:00 a.m., Eastern Daylight Time. We have scheduled the Annual Meeting:

  1.
  to elect seven directors to Affinity's Board of Directors to serve until the 2017 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified (Proposal One);

  2.
  to ratify the appointment of Ernst & Young LLP as Affinity's independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal Two); and

  3.
  to transact such other business which may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

        The enclosed Proxy Statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. In addition to the printed materials, we have made the Notice of Annual Meeting of Stockholders, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2015 available on the Internet at http://www.astproxyportal.com/ast/17361.

        Only persons or entities holding shares of Affinity's common stock ($0.001 par value per share, the "Common Stock") at the close of business on March 30, 2016 will receive notice of the Annual Meeting and be entitled to vote during the Annual Meeting or any adjournments or postponements thereof. You may examine a list of persons or entities holding shares of our Common Stock at the close of business on March 30, 2016 at Affinity's Las Vegas office beginning at least ten days prior to the Annual Meeting, and also at the Annual Meeting.

        YOUR VOTE IS IMPORTANT.    Regardless of whether you plan to attend the Annual Meeting, we urge you to cast your vote promptly by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided. Voting instructions are printed on your proxy card or included with your proxy materials. If you are a beneficial owner, meaning that you hold your shares in "street name," please follow the voting instructions provided by your bank, broker or other nominee. No matter the number of Affinity's shares you own, your presence by proxy is helpful to establish a quorum.

        YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE AT THE ANNUAL MEETING BY FOLLOWING THE PROCEDURES DESCRIBED IN THE ENCLOSED PROXY STATEMENT.

Sincerely,

Michael Silberling Chief Executive Officer

3755 Breakthrough Way, Suite 300
Las Vegas, NV 89135

PROXY STATEMENT RELATING TO THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MAY 10, 2016

        Affinity Gaming, a Nevada corporation ("Affinity," the "Company," "we," "us" or "our"), furnishes this Proxy Statement to you in connection with the solicitation of proxies by our board of directors (the "Board" or "Board of Directors") for use at our 2016 Annual Meeting of Stockholders (the "Annual Meeting"). References in this Proxy Statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

2016 ANNUAL MEETING DATE AND LOCATION

        Affinity will hold the Annual Meeting in the New York City offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019, on Tuesday, May 10, 2016, beginning at 11:00 a.m., Eastern Daylight Time, or at such other time and place to which the meeting may be adjourned.

DELIVERY OF PROXY MATERIALS

        In connection with the solicitation of proxies by our Board for the Annual Meeting, we first mailed this Proxy Statement and accompanying proxy cards (the "Proxy Materials") on or about April 8, 2016 to persons or entities holding shares of Affinity's common stock ($0.001 par value per share, the "Common Stock") at the close of business on March 30, 2016. The proxy solicitation materials contain instructions on how to vote.

        In addition to the paper versions of the Proxy Materials we delivered to you by mail, we will also make available on the internet, at http://www.astproxyportal.com/ast/17361, the following materials relating to our meeting: the Notice of Annual Meeting, this Proxy Statement and accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2015 (the "Annual Report"). Any persons or entities holding shares of Affinity's Common Stock ("Stockholders") at the close of business on March 30, 2016 may also request a printed copy of these materials by telephone at 702-341-2504.

        Pursuant to the United States Securities and Exchange Commission's (the "SEC") rules, our Annual Report, which includes our audited consolidated financial statements, is neither considered a part of, nor incorporated by reference in, the Proxy Materials.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

With regard to the Common Stock, what is the difference between a holder of record and a beneficial owner?

        If your Common Stock is registered directly in your name with Affinity's transfer agent, American Stock Transfer & Trust Company, LLC ("AST"), you are considered the "holder of record" with respect to such Common Stock. If you are a holder of record, we sent the Proxy Materials directly to you.

        If your Common Stock is held in a stock brokerage account or by a bank or other holder of record, such Common Stock is held in "street name." You are considered the "beneficial owner" of Common Stock held in street name. Your broker, bank or other holder of record, which is considered the holder of record with respect to those shares, forwarded the Proxy Materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record regarding how to vote your shares by using the proxy or voting instructions included in the mailing, or by following their instructions for voting by telephone or on the Internet.

What should I bring with me to attend the Annual Meeting?

        Stockholders must present a form of personal identification to be admitted to the Annual Meeting.

        If you are a beneficial owner of our Common Stock and you plan to attend the Annual Meeting, you must also present proof of your ownership of the Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Any Stockholders owning Common Stock at the close of business on Wednesday, March 30, 2016, the record date for the Annual Meeting, will receive notice of the Annual Meeting and be entitled to vote during the Annual Meeting or any adjournments or postponements thereof. You are entitled to one vote per share of Common Stock you own on each matter presented at the Annual Meeting. At the close of business on March 30, 2016, 20,462,329 shares of our Common Stock were outstanding.

How do I vote if I am a holder of record of Common Stock?

        By Mail.    You may vote by marking, dating, and signing your printed proxy card included with your Proxy Materials in accordance with the instructions on such card. You may then mail your completed proxy card in the postage-paid return envelope (provided with the Proxy Materials) sufficiently far in advance to allow us to receive your completed proxy card prior to the Annual Meeting.

        In Person at the Annual Meeting.    All Stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating such person.

How do I vote if I am a beneficial owner of Common Stock?

        Via Broker.    If you are a beneficial owner of Common Stock, your brokerage firm must vote your Common Stock according to your instructions. To vote your Common Stock, you must follow the directions your brokerage firm provides to you. Many brokers also offer the options of Internet voting or telephonic voting, instructions for which would be provided by your brokerage firm on your vote instruction form.

        If you do not give instructions to your brokerage firm, it can still vote your shares with respect to certain "discretionary" items, but it cannot vote your shares with respect to certain "non-discretionary" items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Two) is considered to be a discretionary item, while the election of directors (Proposal One), is a "non-discretionary" item. The number of shares for which you do not provide instructions to your brokerage firm regarding how to vote on non-discretionary items will be counted as "broker non-votes." Broker non-votes are shares which are held in street name by a bank or brokerage firm which indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

        In Person at the Annual Meeting.    All Stockholders may vote in person at the Annual Meeting. If you are a beneficial owner of Common Stock, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the Common Stock as of the record date (March 30, 2016) to be admitted to the meeting on May 10, 2016. To vote your beneficially-owned Common Stock at the meeting, you will need to obtain a proxy card from the holder of record and present it to the inspector of election with your ballot.

What can I do if I change my mind after I vote my Common Stock?

        If you are a holder of record, you can revoke your proxy before it is exercised by:

  •
  providing written notice to: Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada 89135; or

  •
  timely delivering a valid, later-dated proxy; or

  •
  voting by ballot at the Annual Meeting.

        If you are a beneficial owner of Common Stock, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

What constitutes a quorum?

        To conduct business at the Annual Meeting, we must have a quorum, either represented in person or represented by valid proxies. For each of the proposals we will present, a quorum consists of the holders of a majority of the Common Stock issued and outstanding on March 30, 2016, the record date, or at least 10,231,165 shares of Common Stock.

        Common Stock represented in person or by proxy (including "broker non-votes" and Common Stock shares which abstain, or do not vote, with respect to a particular proposal) will be counted for the purpose of determining whether a quorum exists at the Annual Meeting for that proposal.

        If a quorum is not present, we will adjourn the meeting until we obtain a quorum.

How many votes are required to approve each proposal?

        Election of directors.    Pursuant to Section 78.330 of the Nevada Revised Statutes ("NRS"), directors are elected by a plurality of the votes cast at the Annual Meeting, whether cast in person or by proxy. If you are a beneficial owner and you do not instruct your broker how to vote with respect to this item, your broker cannot vote your Common Stock with respect to this proposal.

        Ratification of independent registered public accounting firm.    Under our Amended and Restated Bylaws, the affirmative vote of a majority of the voting power present at the Annual Meeting, whether cast in person or by proxy, is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. If you are a beneficial owner and you do not instruct your broker how to vote with respect to this item, your broker may vote your Common Stock with respect to this proposal in its discretion.

Who will count the vote?

        All votes will be tabulated by AST, the inspector of elections appointed for the Annual Meeting.

How will votes be counted?

        The inspector of elections will count each share of Common Stock as one vote, regardless of whether the vote was cast according to the instructions contained on a proper proxy card or cast on a ballot in person at the meeting. With respect to all proposals, neither abstentions nor broker non-votes will be counted as voting on the matter. With respect to Proposal One, if beneficial owners have not provided voting instructions to their brokers, the brokers will not be allowed to vote such shares of Common Stock; rather, such shares of Common Stock will be broker non-votes. Brokers will be allowed to vote shares of Common Stock with respect to Proposal Two regardless of whether beneficial owners have provided voting instructions to their brokers.

How does the Board recommend that I vote on the proposals?

        The Board recommends that you vote:

        FOR the election of each of the seven nominees to our Board of Directors (Proposal One);

        FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal Two).

Where can I find the voting results?

        We will report the voting results in a Current Report on Form 8-K which we will file with the SEC within four business days after the end of the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        As of the date we mailed this Proxy Statement, we were not aware of any matters to be raised at the Annual Meeting other than those described in this Proxy Statement.

        If a Stockholder(s) properly presents other matters for consideration at the Annual Meeting, certain individuals appointed by the Board to serve as proxies (the "Proxies") will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

        Affinity will pay for the cost of this proxy solicitation. Although we do not intend to solicit proxies other than by use of the mail or Internet, certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

OTHER INFORMATION

        Our Annual Report accompanies this Proxy Statement. Except for those sections or exhibits explicitly referenced herein, you should not consider anything contained in the Annual Report to be a part of the Proxy Materials. References to fiscal years contained in this Proxy Statement refer to the fiscal year ended on December 31 of such year.

        The contents of our corporate website (http://www.affinitygaming.com) are not incorporated by reference into this Proxy Statement.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

PROPOSAL ONE—ELECTION OF DIRECTORS

        The Board proposes that the seven nominees identified below, all of whom are currently serving as directors, be elected or re-elected for a term expiring at the 2017 Annual Meeting of Stockholders, or when their successors are duly elected and qualified.

        Each nominee has consented to be named as a nominee in this proxy statement and to serve as a director of Affinity if elected at the Annual Meeting. If any of the nominees should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In such case, the persons named as proxies will vote for the substitute nominee designated by the Board.

        The Board believes that each of Affinity's directors should possess many important qualities and skills, including a considerable amount of business management experience (such as experience as a CEO or CFO) and educational experience. All our directors and nominees for directors bring to our Board extensive executive leadership and board experience derived from their service as executives and, in certain cases chief executive officers. Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described under "—Nominees for Director" below.

Director Nomination Process

        On July 28, 2014, we entered into a Settlement Agreement (the "Settlement Agreement") with Z Capital Partners, L.L.C. and certain of its affiliates (collectively, "Z Capital") and certain of our Stockholders (the "Other Stockholders"). Under the Settlement Agreement, we have agreed to maintain the authorized number of directors at seven members, consisting of:

  •
  our Chief Executive Officer;

  •
  two members designated by Z Capital, one of which will be designated by Z Capital Special Situations Fund II-B, LP during any time that it holds direct or indirect ownership interests in our Company;

  •
  one member designated by SPH Manager, LLC ("SPH Manager");

  •
  one member designated by the Other Stockholders, if they hold at least 3,643,787 shares of our Common Stock, or if not, one member designated by SPH Manager and the Other Stockholders; and

  •
  two directors who meet the independence requirements then in use by us (the "Independent Directors").

        Of the two Independent Directors, one will be designated by SPH Manager. The other will be designated by the Other Stockholders, if they hold at least 3,643,787 shares of our Common Stock, or if not, the other will be designated by SPH Manager and the Other Stockholders. Notwithstanding the foregoing, in the event that, and for so long as, the combined beneficial ownership of SPH Manager and the Other Stockholders is less than 5,060,816 shares and the combined beneficial ownership of Z Capital is greater than 5,060,816 shares, one of the two Independent Directors shall be designated by SPH Manager and the Other Stockholders and the other shall be designated by Z Capital.

        We have agreed to include the individuals nominated in accordance with the Settlement Agreement in the nominees recommended by the Board of Directors for election at the 2016 Annual Meeting. Each Stockholder party to the Settlement Agreement has agreed to take all necessary action to cause the election, removal and replacement of directors as set forth in the Settlement Agreement. The Settlement Agreement will terminate, according to its terms, (i) by the mutual consent of Z Capital, SPH Manager, and the Other Stockholders at any time and (ii) automatically if either

Z Capital or SPH Manager and the Other Stockholders (in the aggregate) cease to beneficially own at least 4,048,652 shares of our Common Stock.

        The Governance and Nominating Committee (the "Governance Committee") takes an active role in evaluating prospective candidates or current Board members for nomination, including those candidates designated under the Settlement Agreement. The Governance Committee considers all factors it deems relevant, including, but not limited to, a candidate's management and professional experience, judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing Stockholder value. The Governance Committee does not have a formal policy with respect to diversity; however, it believes that Board members must represent diverse viewpoints. When considering candidates for the Board, the Governance Committee considers the entirety of each candidate's credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the Governance Committee also considers an individual's contributions to the Board.

        It is the Governance Committee's policy to consider director candidates recommended by Stockholders, if such recommendations are properly submitted to Affinity. Stockholders wishing to recommend persons for consideration by the Governance Committee as nominees for election to the Board may do so by writing to the Secretary at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135. Recommendations must include the proposed nominee's name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow our procedures for nomination of directors by Stockholders as provided in our Amended and Restated Bylaws. The Governance Committee will consider the candidate in the same manner in which it evaluates nominees identified by other means, as described in the previous paragraph. The Governance Committee may contact the Stockholder making the nomination to discuss the candidate's qualifications and the Stockholder's reasons for making the nomination, and it may use the services of a third-party search firm to provide additional information about the candidate. See "Stockholder Proposals for the 2017 Annual Meeting" for more information regarding advance notice procedures with regards to director nominations.

Nominees for Director

        The following table sets forth the names of the seven nominees, age (as of March 30, 2016) and principal position of each of the Company's directors:

	Age	Position
David Reganato	36	Director, Chairman
Michael Silberling	49	Director, Chief Executive Officer
James A. Cacioppo	53	Director
Matthew A. Doheny	45	Director
Andrei Scrivens	44	Director
Eric V. Tanjeloff	40	Director
James J. Zenni, Jr.	61	Director

        Unless otherwise noted, the principal business address of each member of our Board of Directors and each of our nominees is c/o Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada 89135. We have set forth below a summary of the nominees' principal occupations, any directorships they held with other public companies during the past five years and the year in which they were first elected (if applicable) as a director on our Board.

        The number of shares of our Common Stock held by our directors as of March 30, 2016 is set forth under the "Security Ownership" section of this proxy statement.

Nominees for Directors

        David Reganato has served as Affinity's Chairman of the Board since September 15, 2015. Mr. Reganato is a Senior Investment Analyst with Silver Point Capital, L.P., an investment advisor ("Silver Point"), which he joined in November 2002. Prior to Silver Point, Mr. Reganato worked in the investment banking division of Morgan Stanley. Mr. Reganato earned his B.S. in Finance and Accounting from the Stern School of Business at New York University. In addition to serving as Chairman of the Affinity Board, he currently serves on the boards of Granite Broadcasting Corporation, Studio City International Holdings Limited, and Rotech Healthcare, Inc. The business address of Mr. Reganato is c/o Silver Point Capital, L.P., 2 Greenwich Plaza, First Floor, Greenwich, CT 06380.

        Mr. Reganato was selected to be a member of the Board because of his significant financial and industry expertise. We believe that his prior experience in investment banking, private equity and in the financial and credit analysis of numerous portfolio companies of Silver Point, along with his service on the boards of companies operating in a diverse range of industries, will strengthen the Board's collective knowledge and capabilities.

        Michael Silberling has served as Affinity's Chief Executive Officer and as a Director of Affinity since August 26, 2014, bringing more than 20 years of casino industry management experience to those positions. Prior to joining Affinity, from 2008 to 2014, he served as President of Caesars Entertainment Corporation's International Operations, overseeing casinos in England, Scotland, Egypt, Uruguay, Canada, and South Africa. Previously, Mr. Silberling held senior operating executive positions throughout Northern and Southern Nevada, as well as the Midwest, with Caesars Entertainment's predecessor entities, the Promus Companies and Harrah's Entertainment, for which he served as Regional President and as a General Manager. He has also held positions in Australia and New Zealand with SKYCITY Entertainment Group as General Manager of Australian Operations. A native of Palo Alto, California, Mr. Silberling graduated with a Bachelor of Arts in Economics from Dartmouth College and a Masters in Business Administration from UCLA's Anderson School of Management.

        Mr. Silberling was selected to be a member of the Board because of his extensive knowledge as an executive in the gaming industry and his experience in developing and operating regional gaming and hospitality properties. We believe the depth of strategic operations, management and financial knowledge of the gaming industry Mr. Silberling possesses will strengthen the Board's collective knowledge and capabilities.

        James A. Cacioppo has served as Director of Affinity since October 14, 2014. Mr. Cacioppo is Co-Founder, Managing Partner and Portfolio Manager of One East Capital Advisors, L.P., an investment advisor, positions he has held since March 2006. Prior to joining One East Capital Advisors, he held senior management and research positions at Sandell Asset Management Corp. from 2000 to 2006, reaching the level of President and Co-Portfolio Manager of Castlerigg Master Investments. From 1995 to 2000, he held senior management and research positions at Halcyon Management, reaching the position of Senior VP and Co-Head of Distressed Debt Investments. Mr. Cacioppo also served as an investment banker at Smith Barney, Banker's Trust and Wasserstein Perella, and as a Senior Auditor at Dun and Bradstreet. He was a member of the Board of Directors of Texas Petrochemicals, Inc. from 2008 to 2012. Mr. Cacioppo is a graduate of Colgate University and Harvard Business School. The business address of Mr. Cacioppo is c/o One East Capital Advisors, L.P., 225 NE Mizner Blvd., Suite 720, Boca Raton, FL 33432.

        Mr. Cacioppo was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his financial expertise garnered over two decades founding and managing hedge funds and investment banking operations and overseeing management of large, sophisticated and diverse organizations. We believe that, together with organizational and strategic focus, Mr. Cacioppo's qualifications and skills will strengthen the Board's collective knowledge and capabilities.

        Matthew A. Doheny has served as Director of Affinity since May 14, 2013. Mr. Doheny is President of North Country Capital LLC, a private investment firm, a position he has held since March 2011. Prior to that, Mr. Doheny was the portfolio manager for North American, event-driven investing at Fintech Advisory Inc., a hedge fund, from June 2008 to October 2010. Prior to Fintech, Mr. Doheny was a Managing Director at Deutsche Bank Securities in the Distressed Products Group from June 2000 to March 2008, where during his time he oversaw the research effort for proprietary investing and was a member of the leadership team for the global group running $5 billion in assets. Prior to joining Deutsche Bank in 2000, Mr. Doheny began his career as a corporate attorney at Orrick, Herrington & Sutcliffe LLP and Kelly Drye & Warren LLP. Mr. Doheny has been a director of YRC Worldwide, Inc. since July 2011. In addition, he has been a director of Eastman Kodak Inc. since 2013, of Rescap since 2013 and of RA Holdings (Arcapita) since 2013. Mr. Doheny graduated cum laude from Allegheny College and also received a Juris Doctor from Cornell Law School. The business address of Mr. Doheny is 215 Washington St., Watertown, NY 13601. Mr. Doheny was a candidate for the U.S. House of Representatives in the 21st Congressional District of New York in 2010, 2012 and 2014.

        Mr. Doheny was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his financial expertise and his experience in financial and operational turnarounds. We believe that, together with his leadership positions in the private investment and investment banking industries, Mr. Doheny's qualifications and skills will strengthen the Board's collective knowledge and capabilities.

        Andrei Scrivens has served as Director of Affinity since September 18, 2014. Mr. Scrivens is a Managing Director of Z Capital, a private investment firm, and leads its investment activities in gaming, hospitality and leisure. He has over twenty years of experience as an investor, operator and advisor to companies requiring turnaround or transformation across a broad range of industries. Prior to Z Capital, Mr. Scrivens was a Director with Chilmark Partners, for which he was responsible for leading restructurings as well as providing interim financial management to portfolio companies, and he also served as a senior manager with Arthur Andersen in its Restructuring Group. Mr. Scrivens has been a member of the board of the Carillon Hotel & Spa since May 2015. Mr. Scrivens graduated from the University of Illinois with a Bachelor of Science degree in Accountancy, and is a certified public accountant. The business address of Mr. Scrivens is c/o Z Capital Partners, L.L.C., Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045.

        Mr. Scrivens was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his significant financial and industry expertise. In addition, we believe his prior experience in restructurings and turnarounds across a wide range of industries, together with his experience with gaming businesses, will strengthen the Board's collective knowledge and capabilities.

        Eric V. Tanjeloff has served as a Director of Affinity since May 14, 2013. Mr. Tanjeloff is Managing Director and Head of Real Estate Investments of Melody Capital Partners, L.P. an investment fund based in New York, which he joined in September 2014. Prior to that, Mr. Tanjeloff served from October 2009 to September 2014 as a Senior Managing Director of CBRE Capital Advisors, Inc., the investment banking and advisory affiliate of CBRE, Inc., a global, Fortune 500, real estate services company. Prior to CBRE Capital Advisors, Mr. Tanjeloff was employed by J.P. Morgan Securities Inc. and its predecessors from June 1997 to April 2009, serving in a variety of capacities including most recently as an Executive Director in the firm's Real Estate and Lodging Investment Banking Group from February 2006 to February 2009. Prior to his role as Executive Director, Mr. Tanjeloff held the titles of Vice President, Associate and Analyst at J.P. Morgan and its predecessors, from June 1997 to February 2006. Mr. Tanjeloff received his B.S. from Cornell University and M.B.A. from Columbia

Business School. The business address of Mr. Tanjeloff is c/o Melody Capital Partners, 717 Fifth Avenue, 12th Floor, New York, NY 10022.

        Mr. Tanjeloff was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his extensive knowledge of the real estate capital markets, the hotel and gaming transaction market, and his significant financial expertise. Mr. Tanjeloff will provide the Board with valuable insight into balance sheet strategy, capital markets activities, acquisition and disposition strategy and investor relations matters. In addition, we believe Mr. Tanjeloff's experience in investment banking and his involvement in the creation of both CBRE, Inc.'s investment banking business and J.P. Morgan's gaming corporate finance franchise will strengthen the Board's collective knowledge and capabilities.

        James J. Zenni, Jr. has served as Director of Affinity since August 25, 2014. Mr. Zenni is President, Chief Executive Officer and Managing Principal of Z Capital, a private investment firm founded by him in November 2006, and is responsible for all portfolio management and business operations. Prior to Z Capital, Mr. Zenni was Managing Principal and co-founder of Black Diamond Capital Management, L.L.C. He also served as a Managing Director at Kidder Peabody & Co. Inc. Mr. Zenni is currently a member of the board of directors for Mrs. Fields Famous Brands, LLC, Neways Holdings, Ltd., Real Mex Restaurants and MSDP Group, all of which are private companies, and he was previously a member of the board of directors of Automotive Aftermarket Group, LLC, Bayou Steel Corporation, Smarte Carte Corporation and Sun World International, LLC, all of which were or are portfolio companies of Z Capital. He graduated from Xavier University with a Bachelor of Science degree in economics and attended Xavier University Graduate School of Business and University of Vienna School of Economics and Business Administration. The business address of Mr. Zenni is c/o Z Capital Partners, L.L.C., Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045.

        Mr. Zenni was selected to be a member of the Board because of his particular knowledge and expertise in a number of areas, including his significant financial and industry expertise, which we believe provides a sound foundation for understanding strategic and operational issues and challenges. In addition, we believe his prior experience in serving on boards of directors for businesses across a wide range of industries, together with his experience with gaming businesses, will strengthen the Board's collective knowledge and capabilities.

        The Board unanimously recommends that Stockholders vote "FOR" the election of each of the director nominees.

PROPOSAL TWO—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP ("EY"), Affinity's independent registered public accounting firm, was responsible for auditing the financial statements for the fiscal year ended December 31, 2015, expressing an opinion as to the financial statements' conformity with accounting principles generally accepted in the United States and performing reviews of the unaudited financial statements for the interim quarterly periods therein.

        The Board, upon the recommendation of its Audit Committee, has selected EY to serve as Affinity's independent registered public accounting firm for fiscal year 2016, subject to ratification by the Stockholders. Although ratification is not required by the Company's Articles of Incorporation, Amended and Restated Bylaws or otherwise, the Board is requesting that Stockholders ratify the selection of EY because it values Stockholders' opinions regarding Affinity's independent registered public accounting firm, and as a matter of good corporate practice. In the event that Stockholders fail to ratify the selection, the Board will consider it as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of Affinity and its Stockholders. We expect that representatives of EY will be present at the Annual Meeting and will be available to respond to appropriate questions. We will also provide EY's representatives the opportunity to make a statement if they so desire.

        The Audit Committee has determined that the non-audit services which EY provided to Affinity and its affiliates did not impair EY's independence with respect to Affinity.

        The Board unanimously recommends that Stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as Affinity's independent registered public accounting firm for the fiscal year ending December 31, 2016.

 CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

        We do not have a formal policy requiring Board members to attend the meetings of the Board, although all directors are strongly encouraged to attend. During fiscal 2015, our Board held 12 meetings. The standing committees of our Board held an aggregate of 20 meetings during this period. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including telephone contact with the Chairman, the Chief Executive Officer and others regarding matters of interest and concern to Affinity.

        Our Board is committed to establishing and maintaining corporate governance practices which reflect high standards of ethics and integrity. To that end, we have established the Governance Committee to assist our Board in the exercise of its responsibilities. The Governance Committee Charter, as well as copies of our Code of Business Conduct and Ethics (the "Code of Conduct"), Code of Ethics for Senior Financial Officers, Compensation Committee Charter and Audit Committee Charter, are available on our website located at http://ir.affinitygaming.com/governance.cfm. You may also obtain printed copies of the aforementioned documents by writing to Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada 89135, Attn: Secretary. The Code of Conduct provides guidance on a wide range of conduct, conflicts of interest and legal compliance issues for all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We will post any amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer and principal accounting officer on our website.

DIRECTOR INDEPENDENCE

        As of March 30, 2016, our Board consisted of David Reganato, Michael Silberling, James A. Cacioppo, Matthew A. Doheny, Andrei Scrivens, Eric V. Tanjeloff and James J. Zenni, Jr. Though not formally considered by our Board because our equity securities are not registered or traded on any national securities exchange, the Board believes that each of Messrs. Reganato, Cacioppo, Doheny, Scrivens, Tanjeloff and Zenni would qualify as "independent directors" under the standards of the NYSE, as such standards would apply if we were listed on that securities exchange.

        At least annually, the Governance Committee conducts a review of the independence of all members of the Board and it recommends, if appropriate, measures to be taken so that the Board contains at least the minimum number of independent directors that would be required by the NYSE if we were listed on that securities exchange and so that the Board members meet any additional requirements that the Board deems appropriate.

        In addition, our Audit Committee Charter provides that each member of the Audit Committee must meet the standards for independence described in Rule 10A-3(b)(1) promulgated under the Exchange Act and be free of any relationship that, in the business judgment of the Board, would interfere with the exercise of independent judgment with respect to the Company and its management.

        None of our securities will be listed on the NYSE or any other securities exchange, nor have we applied to list any of our securities on any securities exchange in the foreseeable future.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

        The Board has no formal policy with respect to the separation of the offices of Chairman and Chief Executive Officer, although Mr. Reganato, one of our independent directors, currently serves as Chairman of the Board and Mr. Silberling serves as Chief Executive Officer. We believe that having a separate Chairman promotes the active involvement of the Board in providing independent oversight, and also promotes their active participation in setting the agenda and priorities for Affinity. Similarly, our Chief Executive Officer's participation on the Board as a director provides the Board with direct access to and accountability of management, while allowing the Chief Executive Officer to focus primarily on our day-to-day business.

POLICIES WITH RESPECT TO TRANSACTIONS WITH RELATED PERSONS

        We maintain written, Board-approved policies and procedures regarding related-party transactions which were designed to assist us with identifying such transactions and, if required, reporting them in appropriate SEC filings. The Audit Committee, per its charter, reviews the material facts of all related-party transactions.

        Our written policy defines a related-party transaction as any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will exceed, or may be expected to exceed, $120,000 in any calendar year; (2) Affinity is a participant; and (3) any related party has, or will have, a direct or indirect material interest. A related party is any: (a) executive officer, director or nominee for election as a director; (b) holder of record or beneficial owner of more than 5% of any class of Affinity's voting securities; and (c) immediate family members of any of the foregoing. An immediate family member includes a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such executive officer, director, nominee for director, holder of record or beneficial owner, and any person (other than a tenant or employee) sharing the household of such executive officer, director, nominee for director, holder of record or beneficial owner.

        The Board has also adopted our Code of Conduct, which sets forth various policies and procedures intended to promote the ethical behavior of all of our employees, officers and directors. The Code of Conduct describes our policy regarding conflicts of interest, including the types of relationships which may constitute conflicts of interest with Affinity. We distribute the Code of Conduct to all of our directors, officers and employees, all of whom must sign an acknowledgment indicating they have received the Code of Conduct, including the conflict of interest policy.

COMMUNICATION WITH THE BOARD AND MANAGEMENT

        The Board and management encourage communication from Affinity's Stockholders and other interested parties. If you wish to communicate with our management or any of our directors, you should direct your communication to Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135. You may also direct communications intended for management to the Chairman of the Board at the same mailing address. The Secretary will forward communications intended for the Board to the Chairman or, if intended for an individual director, to that director. If we receive multiple communications with similar topics, the

Secretary may, in his discretion, forward only a representative correspondence. Communications which are abusive, in bad taste or present safety or security concerns may be handled differently.

RISK MANAGEMENT

        The Board and its committees have an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee assists with risk management oversight in the areas of financial reporting, internal audit, internal controls and compliance with legal and regulatory requirements. The Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board remains informed through regular committee reports about such risks.

BOARD COMMITTEES

        The Board has established an Audit Committee, a Compensation Committee and a Governance Committee. Our Audit Committee is composed entirely of independent directors, and assuming the election of each of the directors nominated by the Board, will continue to be composed entirely of independent directors, as described under the standards of the NYSE, as such standards would apply if we were listed on that securities exchange. You can find the charters of each committee in the Investor Relations section of our website at http://ir.affinitygaming.com/governance.cfm.

Audit Committee

        The Audit Committee has been appointed by the Board to assist the Board in monitoring:

  •
  the integrity of our financial reporting to any governmental or regulatory body, members, other users of our financial reports, and the public,

  •
  our systems of internal controls over financial reporting, and disclosure controls and procedures,

  •
  our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics, and

  •
  the qualifications, engagement, compensation, independence and performance of the registered public accounting firm that audits our financial statements, including its conduct of the annual audit of our financial statements and any other audit, review or attestation engagement, and its engagement to provide any other services.

        During 2015, the Audit Committee consisted of Mr. Tanjeloff (Audit Committee Chairman), Mr. Cacioppo and Mr. Doheny. The Board determined that during fiscal 2015, Mr. Tanjeloff qualified as an "audit committee financial expert" as that term is defined in the applicable SEC rules. During fiscal 2015, the Audit Committee held five meetings.

Compensation Committee

        The Compensation Committee has been appointed by the Board to, among other things:

  •
  determine and approve executive compensation levels for our Chief Executive Officer based on evaluations of his performance,

  •
  make recommendations to the Board with respect to the compensation and benefits of our other executive officers and non-employee directors, and

  •
  administer the Amended and Restated 2011 Long Term Incentive Plan.

        The Compensation Committee directs management to prepare reports containing the financial data needed by the Compensation Committee to determine executive compensation. In addition, members of our human resources, insurance and benefits, and accounting departments assist in the preparation of executive compensation tally sheets and historical information on compensation paid to executives. Our management makes recommendations to the Compensation Committee regarding the type and amount of compensation to provide to our named executive officers ("NEOs"), certain other highly compensated officers and employees and any employee receiving equity-based compensation. Our legal department provides the Compensation Committee with general advice on laws applicable to executive compensation and the directors' fiduciary duties in setting compensation.

        The Chief Executive Officer, whose feedback is essential to the Compensation Committee's decision-making process with regard to officer compensation, typically attends meetings at the request of the Compensation Committee. The Compensation Committee may also hire independent consultants or professionals to advise it on compensation matters.

        From January 1, 2015 through September 15, 2015, the Compensation Committee consisted of Mr. Cacioppo (Compensation Committee Chairman), Mr. Scrivens and Mr. Parisi. Mr. Parisi resigned from the Board on September 15, 2015, and Mr. Reganato replaced Mr. Parisi on September 15, 2015. Messrs. Cacioppo (Compensation Committee Chairman), Reganato and Scrivens continued to serve on the Compensation Committee as of March 30, 2016. During fiscal 2015, the Compensation Committee held ten meetings.

Governance Committee

        The Governance Committee has been appointed by the Board to, among other things:

  •
  identify and select individuals qualified to serve as members of the Board and Board committees and recommend to the Board a slate of Director-nominees for the next annual meeting of Stockholders,

  •
  develop and recommend to the Board a set of corporate governance guidelines,

  •
  review succession plans for our Chairman and Chief Executive Officer, and

  •
  oversee the evaluation of the Board and management.

        During 2015, the Governance Committee consisted of Mr. Tanjeloff (Governance Committee Chairman), Mr. Scrivens and Mr. Doheny and they continued to serve on such committee as of March 30, 2016. During fiscal 2015, the Governance Committee held five meetings.

INDEMNITY AGREEMENT

        Our Amended and Restated Bylaws provide that, to the fullest extent permitted by the Nevada Revised Statutes, Affinity shall indemnify any director and corporate officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than action by or in the right of Affinity), by reason of the fact that he or she is or was a director or officer of Affinity, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding if such director or officer is not liable pursuant to NRS §78.138, or he or she acted in good faith and in a manner the director or officer reasonably believed to be in, or not opposed to, the best interests of Affinity, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        In addition, our Articles of Incorporation provide that we shall pay the expenses (including attorneys' fees) incurred by such indemnified party in any action, suit or proceeding as they are incurred and in advance of the final disposition of such action, suit or proceeding; provided that if such indemnified party is advanced such expenses and it is later determined that he or she was not entitled to indemnification with respect to such action, suit or proceeding, then he or she will reimburse Affinity for such advances.

        In addition to the indemnification provisions contained in our Amended and Restated Bylaws and Articles of Incorporation, we have entered into indemnification agreements with each of our directors and officers. The indemnification agreements require us, among other things, to indemnify such director or officer against expenses (including attorney's fees), judgments, fines and amounts paid in settlement (if we approve such settlement in advance, which approval we have agreed not to unreasonably withhold) actually and reasonably incurred if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of Affinity and its shareholders and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

DIRECTOR COMPENSATION

        The following table sets forth the type and amount (in US dollars) of compensation earned by our non-employee directors during fiscal year 2015:

	Fees Earned or Paid in Cash	Restricted Stock Awards(1)(2)	Total
Richard S. Parisi(3)(4)	$85,000	$125,005	$210,005
David Reganato(4)	29,000	—	29,000
James Cacioppo(3)	179,000	99,996	278,996
Matthew A. Doheny(3)	202,500	99,996	302,496
Andrei Scrivens(5)	98,500	99,996	198,496
Eric V. Tanjeloff(3)	193,000	99,996	292,996
James J. Zenni, Jr.(5)	89,000	99,996	188,996

(1)
We awarded restricted shares of our common stock on May 11, 2015 to Mr. Parisi in the amount of 12,821 shares in the name of Silver Point Finance, LLC, to each of Messrs. Cacioppo, Doheny and Tanjeloff in the amount of 10,256 shares, and to each of Messrs. Scrivens and Zenni in the amount of 10,256 shares in the name of Z Capital Special Situations GP, LP. One half of the foregoing shares vested on the date of the award and one half vested on January 1, 2016.

(2)
Represents the grant-date fair value of restricted stock as determined in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements under the caption "Share-Based Compensation," for the fiscal year ended December 31, 2015, included in our Annual Report. The actual value each participant will ultimately realize generally depends upon the future market price of our Common Stock, which we cannot forecast with reasonable accuracy. See the "Outstanding Equity Awards at Fiscal Year-End" table below for information regarding all outstanding awards.

(3)
Cash fees include compensation for service on the special committee of the Board, formed on April 7, 2015 in connection with an unsolicited proposal from Z Capital, and dissolved by a vote of its members on February 1, 2016, in the amount of $70,000 for Mr. Cacioppo, $105,000 for Mr. Doheny (chair), and $70,000 for Mr. Tanjeloff.

(4)
Mr. Parisi resigned from the Board effective September 15, 2015. Mr. Reganato was appointed to the Board in place of Mr. Parisi effective September 15, 2015.

(5)
Cash fees of $98,500 payable to Mr. Scrivens and $89,000 payable to Mr. Zenni were paid directly to Z Capital Management LLC.

        Directors serving on our Board receive compensation consisting of (i) an annual retainer of $88,000, (ii) restricted stock or stock options with a value of $100,000, and (iii) meeting fees in the amount of $1,500 per meeting if the director attends in-person, or $500 if the director attends telephonically, provided that such director attends at least eight Board meetings per year, either in-person or telephonically. The Chairman of the Board receives an additional annual retainer of $20,000 and additional restricted stock or stock options with a value of $25,000. We pay the annual retainers quarterly in advance, and the meeting and committee fees quarterly in arrears based on the actual number of meetings attended and method of attending (in-person or telephonic). As reflected in note 1 to the table above, we have agreed to issue equity awards to certain of our directors' affiliates on their behalf.

        The Audit Committee Chairman receives an additional annual retainer of $15,000 and the chairmen of our other committees receive an additional annual retainer of $10,000. A director serving on a Board committee will also receive meeting fees in the amount of $1,500 per meeting if the director attends in person, and $500 if the director attends telephonically, regardless of the number of meetings.

        Members of the Board who are not employees of Affinity or its subsidiaries may also receive compensation for services to Affinity in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time and approved in advance by the Board.

AUDIT COMMITTEE REPORT

To the Board of Directors:

        We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2015.

        In addition, we have discussed with Ernst & Young LLP ("EY"), the Company's independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the "PCAOB").

        We have received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence, and have discussed with EY their independence.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report.

        During fiscal year 2015, the Audit Committee separately met (i) with management present, (ii) with EY in executive session, and (iii) independently as a committee, in accordance with its responsibilities under its charter. Management represented to the Audit Committee that Affinity's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements as of and for the year ended December 31, 2015 with management and EY; including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with management and EY the adequacy and effectiveness of Affinity's financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the report of management on the effectiveness of Affinity's internal control over financial reporting.

        The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to Affinity's accounting and financial reporting processes, including its internal controls over financial reporting. Management remains primarily responsible for the financial statements and the reporting process, including the system of internal controls.

  Submitted by:
   Audit Committee
  Eric V. Tanjeloff,   Chairman
  James Cacioppo
  Matthew A. Doheny

 EXECUTIVE OFFICERS

        The name, age and principal position of each of our executive officers as of March 30, 2016, as well as biographical information for our non-director executive officers, is set forth below.

	Age	Position
Michael Silberling	49	Chief Executive Officer and Director
Jeffrey Solomon	47	Senior Vice President, Chief Operating Officer
Walter Bogumil	44	Senior Vice President, Chief Financial Officer and Treasurer
Marc H. Rubinstein	54	Senior Vice President, General Counsel and Secretary

        Jeffrey Solomon joined us in February 2016 as our Senior Vice President, Chief Operating Officer. Prior to joining Affinity, Mr. Solomon served in various capacities at Caesars Entertainment (formerly Harrah's Entertainment) since November 2001, most recently as Senior Vice President of Marketing Strategy/Regional CMO. Prior to that, he led operations at various Las Vegas casinos, including at Imperial Palace Hotel & Casino and Rio All-Suite Hotel and Casino. Mr. Solomon earned his MBA from the UCLA Anderson School of Management and a Bachelor's Degree in History from Dartmouth College.

        Walter Bogumil joined us in March 2015 and has served as our Senior Vice President, Chief Financial Officer and Treasurer since April 1, 2015. Prior to joining Affinity, Mr. Bogumil served in various capacities at Penn National Gaming since April 2002, most recently as Vice President of Financial Analysis. Prior to that, he served as a Business Manager at Microsoft, from 2000 through 2002, as a Finance Manager for Sun International Resorts from 1998 through 2000, and as a Financial Analyst for Walt Disney World from 1996 through 1998. Mr. Bogumil earned his MBA from the Crummer Graduate School of Business at Rollins College and a B.S. in finance from the University of Central Florida.

        Marc H. Rubinstein has served as our Senior Vice President, General Counsel and Secretary since February 16, 2011. He also is a partner, through his professional corporation, Marc H. Rubinstein, P.C., in the Las Vegas law firm of Reid, Rubinstein & Bogatz, which he joined March 1, 2015. Prior to joining Affinity, and from July 2008, Mr. Rubinstein served as Senior Vice President, Law and Administration, and Secretary of Tropicana Entertainment, Inc. Prior to joining Tropicana Entertainment, Mr. Rubinstein held similar positions with other casino gaming companies, including as Senior Vice President and General Counsel for the Cosmopolitan Resort & Casino, Las Vegas, from 2006 through 2008, Wynn Resorts, Limited, from 2000 through 2006, and the Nevada properties of Caesars World, Inc., from 1992 through 2000, including Caesars Palace, Caesars Tahoe, and the Desert Inn, during which time he oversaw the legal and regulatory affairs of the companies. Mr. Rubinstein began his career with the Las Vegas law firm of Lionel Sawyer & Collins after graduating magna cum laude with a Bachelor of Science from Duke University and receiving a J.D. from New York University School of Law.

 COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

        This compensation discussion and analysis provides information about the material elements of compensation which we pay or award to, or which is earned by, our NEOs, who consist of our principal executive officer, current and former principal financial officers, and our next most highly-compensated executive officer. For fiscal 2015, our NEOs were:

  •
  Michael Silberling, Chief Executive Officer;

  •
  Walter Bogumil, Senior Vice President, Chief Financial Officer and Treasurer;

  •
  Donna Lehmann, former Senior Vice President, Chief Financial Officer and Treasurer; and

  •
  Marc H. Rubinstein, Senior Vice President, General Counsel and Secretary.

Executive Compensation Philosophy and Objectives

        We designed our compensation program to encourage and reward leadership and commitment, as well as performance improvement, with a focus on growth and productivity to drive financial performance. Our executive compensation program includes base salary, annual cash bonus incentives, long-term equity-based incentives and broad-based retirement, health and welfare employee benefits, subject to the terms and conditions of each benefit program. We also designed our compensation program to remain competitive with market practices, which is necessary to attract and retain talented executives.

Compensation Program Design

        Our Board's Compensation Committee has overall responsibility for the approval, evaluation and oversight of all our compensation plans, policies and programs. The Compensation Committee's fundamental responsibilities are to (i) establish the goals, objectives and policies relevant to the compensation of our officers, and evaluate performance in light of those goals to determine compensation levels, (ii) approve and administer our incentive compensation plans, (iii) set compensation levels and make awards under incentive compensation plans which are consistent with our compensation principles and our performance, and (iv) review our disclosure relating to compensation. The Compensation Committee is also responsible for evaluating compensation paid to our directors.

        Each year the Compensation Committee evaluates the performance of our NEOs and makes determinations with respect to compensation, including base salary levels and targets under an incentive bonus compensation plan. In addition, the Compensation Committee annually reviews our incentive compensation plans and equity-based plans, administers and approves the granting of equity-based awards under such plans and exercises any duties specifically delegated to it under the terms of any such plan.

        At least annually, the Compensation Committee also reviews, approves and recommends to our Board, among other things, (i) the adoption of any non- equity-based incentive compensation plan for employees or consultants, (ii) the adoption of any employee retirement plan and other material employee benefit plans, (iii) compensation policies and practices for executives, management employees and employees generally as they relate to our risk- management practices, and (iv) the level and type of perquisites and other personal benefits provided to our executive officers, taking into account their salary levels and other compensation, the value of similar benefits provided at comparable companies and the value of such benefits given to such officers in past years.

        In this annual review, our Compensation Committee considers several factors, including changes in the scope of individual roles and responsibilities of these executive officers, their performance in those roles and the performance of the Company, and overall changes in the makeup of the senior management team. In addition, in establishing compensation, the Compensation Committee has historically taken into consideration general market surveys and trends and the compensation of similarly situated executives at comparative companies to confirm that its anticipated compensation packages have generally been in line with market standards, including, for example, reviewing in 2014 a report by Towers Watson, a compensation consultant, and the input of Spencer Stuart, a compensation consultant, with respect to Mr. Silberling's compensation.

        In 2015, we held a Stockholder advisory vote on the compensation of our NEOs, and approximately 100% of the votes cast on the matter (excluding abstentions) approved the compensation of our NEOs as disclosed in our 2015 proxy statement. The Board of Directors and Compensation Committee reviewed these final vote results and determined that, given the level of support, no changes to our executive compensation policies and practices were necessary at that time based on the vote results. Consistent with the preference expressed by our stockholders, our next advisory vote will be held at our 2017 Annual Meeting of Stockholders.

        Subsequently, in October 2015, we entered into change of control agreements with each of Mr. Silberling and Mr. Bogumil, discussed further below. In approving these arrangements, the Compensation Committee considered the need to be able to retain these executive officers and their impact on the Company's performance. Further, the Compensation Committee also sought to provide benefits to these executives, in the event of their termination in connection with a change of control, at a level the Compensation Committee believed would provide appropriate compensation to them in the event of consummating a transaction that, although possibly detrimental to their individual employment prospects with the Company, would be beneficial to the Company's stockholders. In addition, in October 2015, the Compensation Committee approved an increase in Mr. Silberling's annual base salary to $700,000, reflecting an increase in scope of his contributions to the Company.

Elements of Compensation Program

        Our compensation program for executive officers is primarily comprised of a base salary, annual cash incentive bonus, equity-based incentive compensation and employee benefits broadly available to all employees.

        Base Salary.    Base salary is the primary component of our executive officers' compensation. We provide each of our NEOs, except for Mr. Rubinstein, and other employees, with a competitive base salary which we believe corresponds and fairly relates to their status and accomplishments, both professionally and within the industry. Base salary also is designed to provide our executive officers with steady cash flow during the course of the fiscal year which is not contingent on short-term variations in our corporate performance. We establish individual base salaries based upon the executive officers' historical performance, anticipated future contributions to Affinity, competitive compensation levels and other subjective factors. On October 5, 2015, in connection with an amendment to Mr. Silberling's executive employment agreement, we increased Mr. Silberling's base salary to $700,000, effective January 1, 2016. Salaries are paid on a biweekly basis, such that there may be fluctuations in total payments from year to year based on pay period. The salaries paid to our NEOs in fiscal year 2015 are set forth in the Summary Compensation Table below.

        Annual Incentives.    We offer annual incentive awards for our executive officers and certain management employees, in the form of cash bonuses. Our Chief Executive Officer's annual cash bonus is based on achievement of targeted earnings before interest, taxes, depreciation, amortization and restructuring expenses, or "EBITDA," as outlined in his employment agreement. Other executive officers and management employees are eligible for annual cash bonuses under our Management Incentive Program ("MIP"). The MIP is divided into two components—one based upon achieving a specific EBITDA target, and the other based upon an evaluation of key performance metrics which are established at the beginning of the fiscal year and are tailored to each individual's job and responsibilities. For all of our NEOs except Mr. Rubinstein, who does not participate in the MIP, and

Mr. Silberling, the target MIP award is a percentage of the participant's base salary, which is then allocated 90% to achievement of the EBITDA-based component and 10% to the achievement of the individual key performance metrics. Mr. Silberling's target incentive award is allocated 100% to achievement of EBITDA goals. Mr. Silberling's target bonus was 75% of his base salary, while Mr. Bogumil's was 50% of his base salary. Based on the Company having greatly exceeded its 2015 EBITDA goals as established in the MIP by the Compensation Committee, in November 2015, the Compensation Committee approved bonuses under the MIP for Mr. Silberling in the amount of $679,500 and for Mr. Bogumil in the amount of $262,500, representing 150% of the bonus to which the executive officers would have been entitled for achievement of 100% of target goals under their respective employment agreements.

        Equity-Based Incentive Compensation.    Our executive officers are eligible to participate in our Amended and Restated 2011 Long Term Incentive Plan (the "2011 LTIP"), which provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based awards. For further information about the 2011 LTIP, we refer you to the complete copy of the 2011 LTIP, which we have filed as Appendix A to our Proxy Statement on Schedule 14A relating to the annual meeting of stockholders held on May 5, 2015. The purpose of the equity-based incentive compensation issued under the 2011 LTIP is to attract, retain and motivate highly-competent officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or by compensating them based on their performance in fulfilling their personal responsibilities. We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers' total compensation package in equity-based compensation aligns our executives' interests with the interests of our Stockholders and with our long-term corporate success.

        We typically grant options to our named executive officers on an annual basis in the first quarter of each year. The number of shares subject to options granted to each named executive officer, if not set forth in the executive officer's employment agreement, is determined by our Compensation Committee based upon factors, including individual performance reviews and the levels of equity ownership we believe to be appropriate. In addition to annual awards, grants of options may be made to executive officers as an inducement to accept employment, following a significant change in job responsibility or in recognition of a significant achievement. The exercise price of options granted under our 2011 LTIP is equal to or exceeds the fair market value of the underlying shares on the date of grant. We estimate the fair value of stock options using the Black-Scholes-Merton option pricing model, which requires estimates for expected volatility, expected dividends, the risk-free interest rate and the expected term of the share-based award. These inputs are subjective and generally require significant judgment.

        Other Benefits.    As stated earlier, we designed our compensation program to remain competitive with market practices—practices which the Compensation Committee reviews based on a survey of current compensation trends in the market. Such practices include offering broad-based retirement, health and welfare employee benefits, subject to the terms and conditions of each benefit program. With the exception of Mr. Rubinstein, our currently serving NEOs are eligible to participate in such benefit programs on the same basis as other full-time employees. We have also agreed to pay Mr. Silberling's dues for the Young Presidents Organization during the terms of his employment with us.

Employment Agreements and Severance and Change in Control Benefits

        We have entered into an employment agreement which contains severance benefits and change in control provisions with certain of our NEOs, the terms of which are described under the heading "—Employment Arrangements and Potential Payments Upon Termination or Change in Control." We believe that such severance and change in control benefits are essential elements of our executive compensation package and that they assist us in recruiting and retaining talented individuals.

SUMMARY COMPENSATION TABLE

        The following table presents information regarding compensation for our NEOs for the three fiscal years ended December 31, 2015.

		Form of Compensation(1)
	Year	Salary	Non-Equity Incentive Plan	Restricted Stock(2)	Stock Options(2)	All Other(3)(4)	Total
Michael Silberling,	2015	$604,000	$919,845	—	$405,792	—	$1,929,637
Chief Executive Officer	2014	$190,492	$165,345	$464,400	$270,293	$154,125	$1,244,655
Walter Bogumil	2015	$265,192	$262,500	$195,000	$138,367	$59,391	$920,451
SVP, Chief Financial Officer & Treasurer
Donna Lehmann(5)	2015	$142,842	$139,875	—	—	—	$282,717
Former SVP, Chief Financial	2014	$368,463	$74,600	—	$150,000	$75,000	$668,063
Officer & Treasurer	2013	$308,402	$61,911	—	—	—	$370,313
Marc H. Rubinstein(5)	2015	$68,607	—	—	—	$315,000	$383,607
SVP, General Counsel & Secretary	2014	$371,817	$74,600	—	$150,000	$75,000	$671,417
	2013	$362,498	$72,500	$150,000	—	—	$584,998

(1)
The Restricted Stock column and the Stock Options column represent the grant-date fair value of the applicable awards. The actual value each participant will ultimately realize generally depends upon the future market price of our Common Stock, which we cannot forecast with reasonable accuracy. Further detail surrounding equity grants, including stock options and shares of restricted stock awarded, exercise or base price, grant date fair value, and vesting schedules are included in the Equity Compensation Awards Table.

(2)
Reflects the grant date fair value as determined in accordance with Accounting Standards Codification 718 ("ASC 718") for the fiscal years ended December 31, 2013, 2014, and 2015, respectively, of awards to each of the NEOs granted in such years. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements under the caption "Share-Based Compensation," for the fiscal years ended December 31, 2013, 2014, and 2015, included in our Annual Reports on Form 10-K filed with the SEC on March 31, 2014, March 27, 2015, and March 23, 2016, respectively. The actual value each participant will ultimately realize generally depends upon the future market price of our Common Stock, which we cannot forecast with reasonable accuracy

(3)
The "All Other Compensation" column for 2014 includes: $4,125 in membership dues for the Young Presidents Organization and a $150,000 sign-on bonus for Mr. Silberling; a $75,000 stay-on bonus for Ms. Lehmann; and a $75,000 stay-on bonus for Mr. Rubinstein.

(4)
The "All Other Compensation" column for 2015 includes: $59,391 for the moving expenses of Mr. Bogumil and $315,000 paid to Marc H. Rubinstein, P.C. pursuant to the Retention Agreement between that entity and the Company dated February 17, 2015 (the "Retention Agreement") and described in more detail below.

(5)
Donna Lehmann resigned effective March 31, 2015. Marc Rubinstein's service as an employee of the Company terminated on February 16, 2015, but he continued thereafter to provide services to the Company pursuant to the Retention Agreement.

GRANT OF PLAN-BASED AWARDS DURING 2015

        The following table presents information regarding each grant of an award made under the 2011 LTIP to our NEOs during the fiscal year ended December 31, 2015.

		All Other Awards
	Grant Date	Number of Common Stock Shares Awarded	Number of Common Stock Shares Underlying Stock Options Awarded	Exercise or Base Price of Option Awards	Grant Date Fair Value of Equity Awards
Michael Silberling(1)	3/19/15	—	162,500	$9.75	$405,792
Walter Bogumil(2)	3/19/15	20,000	50,000	$9.75	$333,367

(1)
81,250 shares subject to the stock option awards vest ratably on the 31st of March in each of 2016, 2017 and 2018; 81,250 shares subject to the stock option awards vest upon the achievement of performance-based objectives.

(2)
15,000 shares subject to the stock option awards vest ratably on the 31st of March in each of 2016, 2017 and 2018; 35,000 shares subject to the stock option awards vest upon the achievement of performance-based objectives; the restricted Common Stock awards vest ratably on the 31st of March in each of 2016, 2017 and 2018.

EQUITY AWARDS OUTSTANDING AT FISCAL YEAR END

        The following table presents certain information with respect to our NEOs' equity awards which were issued under the 2011 LTIP and remained outstanding as of December 31, 2015. The market value of the shares in the following table is the fair value of such shares at December 31, 2015.

	Number of Securities Underlying Options
					Number of Shares of Stock which have not Vested	Market Value of Shares Stock which have not Vested
	Exercisable Options	Options Not Exercisable	Option Exercise Price ($)	Option Expiration Date
Michael Silberling(1)	18,055	36,112	$11.61	09/22/19	26,668	$301,882
Michael Silberling(2)	—	162,500	9.75	03/19/20	—	—
Walter Bogumil(3)		50,000	9.75	03/19/20	20,000	226,400
Marc H. Rubinstein	18,182	—	10.00	03/30/16	—	—
Marc H. Rubinstein(4)	9,191	18,383	11.61	02/25/19	3,572	40,435

(1)
Of Mr. Silberling's non-vested, outstanding options, 18,056 will vest on August 25, 2016, while the remainder will vest on August 25, 2017. Of Mr. Silberling's non-vested shares of restricted stock, 13,334 vested on March 31, 2016 while the remainder will vest on March 31, 2017.

(2)
Of Mr. Silberling's non-vested, outstanding options, 27,083 will vest on each of March 31, 2016, 2017 and 2108. Additionally 27,083 will vest on each of March 31, 2016, 2017 and 2018 subject to performance-based objectives.

(3)
Of Mr. Bogumil's non-vested, outstanding options, 5,000 will vest on each of March 31, 2016, 2017 and 2018. Of Mr. Bogumil's non-vested, outstanding options, 5,000 will vest on each of March 31, 2016, 2017 and 2018 subject to performance-based objectives and an additional 20,000 will vest on January 1, 2018 subject to performance-based objectives. Of Mr. Bogumil's non-vested shares of restricted stock, one third will vest on each of March 31, 2016, 2017 and 2018.

(4)
Of Mr. Rubinstein's non-vested, outstanding options, 9,191 vested on February 15, 2016, while the remainder will vest on February 15, 2017. All of Mr. Rubinstein's 3,572 non-vested shares of restricted stock vested on January 1, 2016.

OPTION EXERCISES AND STOCK VESTED DURING 2015

        The following table presents information regarding stock, awarded to our NEOs under the 2011 LTIP, which vested during the fiscal year ended December 31, 2015. None of our NEOs exercised any of their vested stock option awards during the fiscal year ended December 31, 2015.

	Number of Shares Acquired upon Vesting	Value Realized upon Vesting
Michael Silberling	13,332	$129,987
Donna Lehmann	2,440	23,790
Marc H. Rubinstein	6,824	66,534

EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The information below describes and quantifies (i) certain compensation which would become payable to our NEOs serving as of December 31, 2015 if their employment with us had been terminated as of such date, (ii) compensation paid to those NEOs that are no longer serving with us, and (iii) termination payment arrangements with our currently serving NEOs. All benefits described below have been revised, if applicable, to reflect the corresponding change to the form of such benefit pursuant to Affinity's conversion from a limited liability company to a corporation. Due to the number of factors which affect the nature and amount of any benefits provided upon future events discussed below, any actual amounts paid or distributed may be different. One of the factors which could affect amounts paid include the timing during the year of any of the described events.

Michael Silberling

        On August 25, 2014, we entered into an executive employment agreement (the "Silberling Employment Agreement") with Mr. Silberling in connection with his appointment as Chief Executive Officer. Pursuant to the Silberling Employment Agreement, we agreed to employ Mr. Silberling beginning August 26, 2014. The Silberling Employment Agreement provides for a base salary of $604,000, prorated in 2014 for the period Mr. Silberling actually provided service to Affinity. The Board will review Mr. Silberling's base salary at least annually, and may increase such salary from time to time. On October 5, 2015, the Silberling Employment Agreement was amended to provide for an increase in Mr. Silberling's base salary to $700,000, effective January 1, 2016. Mr. Silberling is entitled to an annual cash bonus of 75% to 100% of his base salary, determined based upon achieving 100% to 120%, respectively, of specified objectives for the applicable fiscal year. The Silberling Employment Agreement also provides certain other benefits and perquisites in addition to those made available to our management generally, including reimbursement for Mr. Silberling's dues to the Young Presidents' Organization. In connection with his hiring, we also provided Mr. Silberling with a sign-on bonus of $150,000, half of which we paid with his first paycheck, and the other half payable with his first paycheck after six months of service.

        Mr. Silberling was granted options to purchase 54,167 shares of our common stock on September 23, 2014, and was also granted 40,000 restricted shares of our common stock on the same date. The stock options will vest in equal installments on each of the first three anniversaries of the effective date of the Silberling Employment Agreement, and the restricted shares vest in equal installments on each of March 31, 2015, 2016 and 2017. On March 19, 2015, Mr. Silberling was granted options to purchase 162,500 shares of our common stock, 81,250 shares of which will vest in thirds on March 31, 2016, 2017 and 2018, 81,250 shares of which may vest in thirds as of the same dates, with the exact amount of vesting based on the achievement of performance objectives, as determined by the Compensation Committee in its sole discretion, in all cases subject to Mr. Silberling's continued employment with us. If a binding agreement for our sale or the sale of substantially all of our assets is entered into during Mr. Silberling's employment with us at a price of $22.50 per share or greater, Mr. Silberling will be granted 35,000 restricted shares to vest immediately upon the closing of such sale transaction.

        In the event we terminate the Silberling Employment Agreement for cause (as defined in such agreement), or if the agreement terminates due to Mr. Silberling's death, disability or resignation, the agreement provides that he will receive earned but unpaid base salary, accrued and unused vacation days, reimbursement for incurred but unpaid expenses, and vested rights to other benefits.

        In the event we terminate the Silberling Employment Agreement without cause, or if Mr. Silberling terminates his employment for good reason (as defined in the Silberling Employment Agreement), the agreement provides that he will receive (a) base salary and benefits through the termination date, (b) the continued payment of his base salary for one year after the termination date, (c) continued medical coverage under Affinity's group medical plan until the earlier of the last day of the month in which the salary continuation expires, or when he becomes eligible for coverage under another employer's group medical plan; and (d) all unpaid cash bonuses related to the calendar year immediately preceding the termination. In addition, any of Mr. Silberling's outstanding but non-vested stock options and restricted shares will immediately vest.

        Pursuant to the Silberling Employment Agreement, Mr. Silberling has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to, not divulging confidential information, assigning all intellectual property conceived or developed by him during the term of his employment, noninterference with business relationships, non-competition and non-solicitation. Mr. Silberling cannot engage in competition with Affinity or own any interest in or perform any services for any business engaged in competition with Affinity in the specified restricted area during any period in which Mr. Silberling is employed with or is receiving severance payments from Affinity.

        On October 5, 2015, Mr. Silberling and the Company entered into a change-in-control agreement (the "Silberling CIC Agreement") pursuant to which he will receive certain benefits if a definitive agreement for a change in control transaction is signed within 12 months of October 5, 2015 and, following the signing of such definitive agreement and at any time within 12 months following the closing of the change in control transaction, the Company terminates the Mr. Silberling's employment without cause or Mr. Silberling resigns with good reason. In such case, Mr. Silberling will receive cash severance in an amount equal to the product of (a) a multiple of up to three, and (b) the sum of Mr. Silberling's base salary and his target bonus for the calendar year in which the termination occurs. The Silberling CIC Agreement further provides that the Silberling Employment Agreement will remain effective and shall apply with respect to any other benefits, but that the foregoing cash payment would be made in solely in lieu of, not in addition to, any severance amounts payable under the Silberling Employment Agreement on account of Mr. Silberling's termination from employment, except to the extent that the Silberling Employment Agreement provides greater benefits than the foregoing severance payment.

        The Silberling CIC Agreement also provides that in the event of a change in control, all outstanding and unvested equity compensation awards, including stock options and restricted stock units, held by Mr. Silberling will vest in full (with performance-based awards vesting at target) immediately prior to and contingent on consummation of the change in control transaction.

        The table below provides an estimate of the value of the compensation and benefits due to our Chief Executive Officer in the event of: (i) a termination by the Company for cause or by Mr. Silberling without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by the Company without cause or by Mr. Silberling for good reason. The amounts shown assume that the specified event was effective as of December 31, 2015, and are the maximum payable amounts under the Silberling Employment Agreement and the Silberling CIC Agreement. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination for Cause/ Voluntary Termination by Employee Without Good Reason	Involuntary Termination Without Cause/ Voluntary Termination by Employee for Good Reason	Involuntary Termination Without Cause Following a Change in Control	Death or Disability
Cash severance	—	$604,000	$3,171,000	—
Medical Benefits(1)	—	20,400	20,400	—

Total	—	$624,400	$3,191,400	—

(1)
Calculated assuming $1,700 of COBRA payable per month for 12 months.

Walter Bogumil

        On March 19, 2015 we entered into an executive employment agreement (the "Bogumil Employment Agreement") with Mr. Bogumil in connection with his appointment as Senior Vice President and Chief Financial Officer. Pursuant to the Bogumil Employment Agreement, we agreed to employ Mr. Bogumil beginning April 1, 2015. The Bogumil Employment Agreement provides for a base salary of $350,000, prorated in 2015 for the period Mr. Bogumil actually provided service to Affinity and subject to periodic adjustment at the Company's discretion. He is entitled to an annual performance-based cash bonus, with a target of 50% of his base salary for achieving 100% of the Board-specified objectives for the applicable calendar year. The Bogumil Employment Agreement also provides certain other benefits and perquisites in addition to those made available to our management generally, including relocation expenses in the amount of $40,000.

        Pursuant to his agreement, Mr. Bogumil was granted 20,000 restricted shares of our common stock, to vest ratably in thirds on March 31, 2016, 2017 and 2018, as well as an initial option to purchase 20,000 shares of our common stock, to vest upon the Company's achieving $72.5 million in earnings before income tax, depreciation and amortization, as may be reasonably adjusted to account for any acquisitions or dispositions made by the Company. In addition, Mr. Bogumil will be eligible to receive an annual award, to be made in the first quarter of each calendar year 2015 through 2019, of options to purchase 30,000 shares of the Company's common stock, 15,000 of which will vest ratably in thirds on March 31 of each of the three consecutive calendar years following the date of the respective award, and 15,000 of which will vest ratably and conditionally in thirds by no later than March 31 of each of the three consecutive calendar years following the date of the respective award, with the actual date of vesting, the applicable performance conditions and Mr. Bogumil's satisfaction of such conditions determined by the Compensation Committee of the Board, in its sole discretion.

        In the event we terminate the Bogumil Employment Agreement for cause (as defined in such agreement), or if the agreement terminates due to Mr. Bogumil's death, disability or resignation, the agreement provides that he will receive earned but unpaid base salary, accrued and unused vacation days, reimbursement for incurred but unpaid expenses, and vested rights to other benefits.

        In the event we terminate the Bogumil Employment Agreement without cause, or if Mr. Bogumil terminates his employment for good reason (as defined in the Bogumil Employment Agreement), he shall be entitled to receive (i) continued payment of his base salary for one year (for termination within the first three years of his employment), nine months (for termination in the fourth or fifth year of his employment) or six months (for termination in or after his sixth year of employment), (ii) continued participation in the Company's group medical plan until the earlier to occur of his no longer being eligible to receive the foregoing salary continuation or the date on which he becomes eligible for coverage by another entity, and (iii) full acceleration of any unvested restricted shares or stock options subject only to time-based (and not performance-based) vesting.

        Pursuant to the Bogumil Employment Agreement, Mr. Bogumil has also agreed to standard provisions concerning non-disclosure and use of confidential and proprietary information, assignment of intellectual property rights, non-solicitation of the Company's service providers, non-competition and non-disparagement.

        On October 5, 2015, Mr. Bogumil and the Company entered into a change-in-control agreement (the "Bogumil CIC Agreement") pursuant to which he will receive certain benefits if a definitive agreement for a change in control transaction is signed within 12 months of October 5, 2015 and, following the signing of such definitive agreement and at any time within 12 months following the closing of the change in control transaction, the Company terminates the Mr. Bogumil's employment without cause or Mr. Bogumil resigns with good reason. In such case, Mr. Bogumil will receive cash severance in an amount equal to the product of (a) a multiple of up to three, and (b) the sum of Mr. Bogumil's base salary and his target bonus for the calendar year in which the termination occurs. The Bogumil CIC Agreement further provides that the Bogumil Employment Agreement will remain effective and shall apply with respect to any other benefits, but that the foregoing cash payment would be made in solely in lieu of, not in addition to, any severance amounts payable under the Bogumil Employment Agreement on account of Mr. Bogumil's termination from employment, except to the extent that the Bogumil Employment Agreement provides greater benefits than the foregoing severance payment.

        The Bogumil CIC Agreement also provides that in the event of a change in control, all outstanding and unvested equity compensation awards, including stock options and restricted stock units, held by Mr. Bogumil will vest in full (with performance-based awards vesting at target) immediately prior to and contingent on consummation of the change in control transaction.

        The table below provides an estimate of the value of the compensation and benefits due to our Chief Financial Officer in the event of: (i) a termination by the Company for cause or by Mr. Bogumil without good reason; (ii) death or disability; (iii) a change in control; or (iv) a termination by the Company without cause or by Mr. Bogumil for good reason. The amounts shown assume that the specified event was effective as of December 31, 2015, and are the maximum payable amounts under the Bogumil Employment Agreement and the Bogumil CIC Agreement. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination for Cause/ Voluntary Termination by Employee Without Good Reason	Involuntary Termination Without Cause/ Voluntary Termination by Employee for Good Reason	Involuntary Termination Without Cause Following a Change in Control	Death or Disability
Cash severance	—	$350,00	$1,575,000	$—
Medical Benefits(1)	—	20,400	20,400	—

Total	—	$370,400	$1,595,400	$—

(1)
Calculated assuming $1,700 of COBRA payable per month for 12 months.

Donna Lehmann

        Ms. Lehmann's service with us terminated on March 31, 2015. Pursuant to an extension agreement executed by us and Ms. Lehmann on February 17, 2015 (the "Extension Agreement"), we agreed to pay Ms. Lehmann a bonus of $139,875, to purchase 4,878 shares of Common Stock held by her for an aggregate purchase price of $47,650 and to reimburse her group health insurance premiums under COBRA through the earlier of June 30, 2015 or the date she becomes eligible for coverage from another employer, in exchange for Ms. Lehmann's agreement to continue as Senior Vice President, Chief Financial Officer and Treasurer through March 31, 2015 and to provide certain other services.

Marc H. Rubinstein

        On February 4, 2011, we entered into an employment offer letter agreement, executive severance agreement and duty of loyalty agreement, as amended on March 20, 2013 and February 25, 2014 (as amended and collectively, the "Rubinstein Employment Agreements") with Mr. Rubinstein in connection with his appointment as Senior Vice President, General Counsel and Secretary. Pursuant to the Rubinstein Employment Agreements, we agreed to employ Mr. Rubinstein through February 16, 2015, at which time the Rubinstein Employment Agreements expired.

        Following the expiration of the Rubinstein Employment Agreements on February 16, 2015, Mr. Rubinstein elected to remain as Senior Vice President, General Counsel and Secretary of the Company in connection with the execution of a retention agreement (the "Retention Agreement") on February 17, 2015 between the Company and Marc H. Rubinstein P.C. ("Rubinstein P.C."), for which Mr. Rubinstein serves as principal. Pursuant to the Retention Agreement, we have retained Rubinstein P.C. as counsel to the Company, for which we will pay Rubinstein P.C. a monthly retainer of $30,000, provided that the retainer for February 2015 will be $15,000 and the retainer for any month in which the Retention Agreement is terminated will be prorated. We will also provide Mr. Rubinstein with access to our facilities and will reimburse Rubinstein P.C. for its reasonable out-of-pocket expenses. Pursuant to the Retention Agreement, Rubinstein P.C. will permit Mr. Rubinstein to continue to serve as an officer of the Company and as an officer and/or director of certain of our subsidiaries without compensation. We also agreed to amend the terms of Mr. Rubinstein's outstanding unvested restricted stock and option awards to permit continued vesting during such time as Mr. Rubinstein serves as General Counsel of the Company or any of our subsidiaries or affiliates.

        The Retention Agreement may be terminated by either party on 90 days' notice. Mr. Rubinstein is not entitled to any cash salary or bonus severance payment or any continuing medical benefits upon termination of the Retention Agreement or his death or disability.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is currently comprised of Messrs. Cacioppo, Reganato and Scrivens, with Mr. Cacioppo, who was appointed to serve on the committee in October 2014, serving as Chairman. Mr. Reganato was appointed to serve on the Compensation Committee in September 2015, while Mr. Scrivens was appointed to serve on the Compensation Committee in September 2014. During fiscal year 2015, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee. None of Compensation Committee members are current or former officers or employees of Affinity or any of our subsidiaries.

COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the Compensation Discussion and Analysis set forth above with Affinity's management. Based upon such review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Submitted by:

  Compensation Committee

  James A. Cacioppo, Chairman
  David Reganato
  Andrei Scrivens

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate this proxy statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

PRE-APPROVAL OF SERVICES

        Before we or our subsidiaries engage an independent registered public accounting firm to render audit or non-audit services, the Audit Committee will pre-approve the engagement, either on a case-by-case basis or by establishing policies and procedures which stipulate specific services with associated budgeted fee amounts. For any service(s) addressed by the established policies and procedures, we do not require further approval from the Audit Committee, provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to our management. For any service(s) not specifically addressed by the established policies and procedures, the Audit Committee must review the services contemplated in the engagement and provide their approval prior to the engagement letter being signed.

        The Audit Committee may delegate to one or more designated independent (as defined by SEC rules) members of the Audit Committee the authority to grant pre-approvals, provided such pre-approvals are presented to the Audit Committee at a subsequent meeting.

AUDIT FEES

        Ernst & Young LLP served as our independent registered public accounting firm during the fiscal years ended December 31, 2015 and 2014. The Audit Committee pre-approved all services that EY provided during such periods.

        The following table presents the aggregate fees we paid or accrued by the type of service provided during 2015 and 2014:

	2015	2014
Audit(1)	$880,578	$844,788
Audit-related(2)	38,595	139,630
Tax(3)	71,180	56,369

Total	$990,353	$1,040,787

(1)
Audit fees consist of audit work performed in connection with the annual financial statements, the reviews of unaudited quarterly financial statements, regulatory audits and work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters, reviews of documents filed with the SEC and work related to debt and other securities offerings.

(2)
Audit-related fees consist of services provided in connection with consulting on technical accounting matters, review of valuation services and certain other audit-related consultation services.

(3)
Tax fees consist of tax compliance services, including services provided in connection with certain federal and state tax matters, Internal Revenue Service examination support services and tax consultations and planning services.

SECURITY OWNERSHIP

        The following table presents certain information with regard to the beneficial ownership of our Common Stock as of March 30, 2016 for:

  •
  each person known to beneficially own more than 5% of our Common Stock;

  •
  each non-employee member of our Board;

  •
  each of our NEOs as named in "Compensation Discussion & Analysis"; and

  •
  all of the members of our Board and executive officers as a group.

        Unless otherwise indicated, each such person listed in the table has sole voting and dispositive power with respect to the Common Stock it beneficially owns. Securities which may be beneficially acquired within 60 days of March 30, 2016 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of beneficial ownership is based on 20,462,329 shares of Common Stock outstanding as of March 30, 2016.

        Except as noted below, or under "Proposal One—Election of Directors—Nominees for Director," the address of each person listed in the table is c/o Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135.

	Number of Common Stock Shares	Percentage of Outstanding Common Stock Shares
Persons known to beneficially own more than 5%
Entities affiliated with Z Capital Partners, L.L.C.(1)	8,263,048	40.4%
Entities affiliated with SPH Manager, LLC(2)	5,269,339	25.8%
Entities affiliated with Spectrum Group Management, LLC(3)	2,027,608	9.9%
Entities affiliated with Highland Capital Management LP(4)	1,665,458	8.1%
Non-employee Board members
David Reganato(5)	—	—
James Cacioppo(6)	355,682	1.7%
Matthew A. Doheny	28,061	*
Andrei Scrivens(7)	—	—
Eric V. Tanjeloff	28,061	*
James J. Zenni, Jr.(8)	—	—
Named executive officers
Michael Silberling(9)	112,221	*
Walter Bogumil(10)	30,000	*
Marc H. Rubinstein(11)	57,035	*
Donna Lehmann	—	*
All executive officers and directors as a group (10 persons)(12)	644,060	3.1%

*
Indicates less than 1% ownership.

(1)
The address of Z Capital Partners, L.L.C. is Two Conway Park, 150 Field Drive, Suite 300, Lake Forest, IL 60045. Includes shares which may be deemed to be indirectly beneficially owned by Z Capital Special Situations Adviser, L.P. ("Special Adviser"), as the investment adviser of certain private funds; Z Capital Partners, L.L.C., as the general partner of Special Adviser; Zenni Holdings, LLC ("Zenni Holdings"), as the managing member of Z Capital; and James J. Zenni, as the President of Z Capital and the sole owner of Zenni Holdings. Also includes shares which may be deemed to be indirectly beneficially owned by Z Capital Special Situations Fund GP, L.P. ("Special GP"), as the general partner of certain private funds; Z Capital Special Situations Fund UGP, L.L.C. ("Special UGP"), as the general partner of Special GP; Z Capital, as the managing member of Special UGP; Zenni Holdings, as the managing member of Z Capital; and Mr. Zenni, as the President of Z Capital and the sole member of Zenni Holdings. Each of Z Capital, Zenni Holdings, Mr. Zenni, Special Adviser, Special GP and Special UGP declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities.

(2)
The address of SPH Manager, LLC is c/o Silver Point Capital, L.P., 2 Greenwich Plaza, Greenwich, CT 06830. SPH Manager is the manager of SPH Investment, LLC ("SPH Investment"), an entity which holds an investment in the Common Stock. Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd. (together, the "Funds") directly or indirectly hold non-voting equity interests in SPH Investment and, as a result, hold an economic interest in the Common Stock. SPH Manager holds the voting equity interests in, and is the manager of, SPH Investment and, as a result, holds voting control over, and may be deemed to be the beneficial owner of, the Common Stock held by SPH Investment on behalf of the Funds. Messrs. Edward A. Mulé and Robert J. O'Shea are the sole members and sole managing members of SPH Manager and, as a result, hold voting control over, and may be deemed to be the beneficial owners of, the Common Stock held by SPH Investment on behalf of the Funds. Each of SPH Manager, SPH Investment, the Funds, Mr. Mulé and Mr. O'Shea declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities.

(3)
The address of Spectrum Investment Partners, L.P. ("Spectrum") is 1250 Broadway, 19th Floor, New York, New York 10001. Spectrum Group Management LLC ("Spectrum Management") acts as the investment manager for Spectrum and may be deemed to have voting and dispositive power over the Common Stock held for Spectrum. Mr. Jeffrey A. Schaffer is the sole member of Spectrum Management and controls its affairs, and as a result, holds voting control over, and may be deemed to be the beneficial owner of, the Common Stock held by Spectrum.

(4)
The address of Highland Capital Management, L.P. ("Highland") is 300 Crescent Court, Suite 700, Dallas, Texas 75201. Highland acts as an investment adviser to, and manages investment and trading accounts of, other persons and may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons. Strand Advisors, Inc. is the general partner of Highland and may be deemed to beneficially own securities owned by Highland. James D. Dondero is the President and a director of Strand Advisors, Inc. and may be deemed to beneficially own securities owned by Strand Advisors, Inc. Each of Highland, Strand Advisors, Inc. and Mr. Dondero declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Affinity's securities or otherwise with respect to Affinity or any of Affinity's securities, or (ii) a member of any syndicate or group with respect to Affinity or any of Affinity's securities. Highland disclaims beneficial ownership by private funds advised by Highland Capital Management, L.P., its general partner, Strand Advisors, Inc. and Strand Advisors, Inc.'s President, James D. Dondero.

(5)
Mr. Reganato is a Senior Investment Analyst of an affiliate of SPH Manager, LLC, a holder of Affinity Common Stock. He does not exercise voting control or investment power over any shares of Affinity Common Stock owned by SPH Manager or its affiliated entity, Silver Point Finance, LLC. See note 2. Mr. Reganato was appointed to the Board effective September 15, 2015.

(6)
Includes 100,000 shares held by OEP Opportunities, L.P. and 234,940 shares held by One East Partners Master, L.P. As the Managing Member of One East Partners Capital Management LLC, which is the General Partner of each of OEP Opportunities, L.P. and One East Partners Master, L.P. (together, "One East"), Mr. Cacioppo holds voting control and investment power over the securities held by One East. However, Mr. Cacioppo disclaims beneficial ownership of the shares of Common Stock owned by One East, except to the extent of his pecuniary interest therein.

(7)
Mr. Scrivens is a Managing Director of Z Capital but does not exercise any voting control or investment power over shares of Common Stock owned by entities affiliated with Z Capital. See note 1.

(8)
Mr. Zenni is Chief Executive Officer and Managing principal of Z Capital, and has voting control and investment power over the 8,246,382 shares of Common Stock owned by entities affiliated with Z Capital. Mr. Zenni disclaims beneficial ownership of the Common Stock owned by entities affiliated with of Z Capital, except to the extent of his indirect pecuniary interest therein. See note 1.

(9)
Includes 72,221 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 30, 2016.

(10)
Includes 10,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 30, 2016.

(11)
Includes 36,564 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 30, 2016.

(12)
Includes 118,785 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 1, 2015. Does not include shares of Common Stock the beneficial ownership of which has been disclaimed by Mr. Reganato, Mr. Zenni and Mr. Scrivens (see notes 5, 7, and 8 to this table).

TRANSFER RESTRICTIONS

        The gaming regulatory authorities in Colorado, Iowa, Missouri, and Nevada reserve the discretion and authority to investigate any Stockholder's suitability to be a Stockholder.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        Our sole equity compensation plan is our 2011 LTIP, which was approved by the Board on March 30, 2011 and amended in December 2012 and November 2014. The following table presents certain information, as of December 31, 2015, regarding our 2011 LTIP:

Plan category	Restricted Stock Shares Awarded and Outstanding	Number of Common Stock Shares to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under 2011 LTIP
Approved by security holders	377,247	330,605	$10.24	1,292,148
Not approved by security holders	—	—	$—	—

        At December 31, 2015, 63,610 options and 294,957 restricted stock shares had vested.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

BOARD COMPENSATION

        Directors who are our employees or employees of our subsidiaries do not receive any compensation for their service as members of either our Board or Board committees. All non-employee members of our Board are compensated as set forth under "Director Compensation."

EMPLOYMENT AGREEMENTS

        We have entered into employment agreements with certain of our NEOs. For more information regarding these agreements, see "Executive Officers—Employment Arrangements and Potential Payments Upon Termination or Change in Control."

SETTLEMENT AGREEMENT

        On July 28, 2014 we entered into the Settlement Agreement with certain of our Stockholders that have beneficial ownership of more than 5% of our Common Stock, including Z Capital, an affiliate of two of our directors Mr. Scrivens and Mr. Zenni, SPH Manager, an affiliate of our director Mr. Parisi, Spectrum Group Management, LLC and Highland Capital Management, L.P.

        Each stockholder party to the Settlement Agreement agreed to take all necessary action to cause the election, removal and replacement of directors as set forth in the Settlement Agreement. We agreed to include in the slate of nominees recommended by the Board for election at stockholder meetings called for the purpose of electing directors, and to solicit proxies in favor of, the individuals nominated by such stockholders in accordance with the Settlement Agreement. For more information, see "Proposal One—Election of Directors—Director Nomination Process."

        The Settlement Agreement also provided that the Rights Agreement, dated effective December 21, 2012, between us and American Stock Transfer & Trust Company, LLC (the "Rights Agreement"), was null and void and that we and our affiliates would promptly take any and all actions necessary to terminate the Rights Agreement, which we did. The Settlement Agreement further provided that we would not enter into any similar shareholder rights agreement unless such agreement exempts Z Capital, SPH Manager and the Other Stockholders until such time as such stockholder beneficially owns (together with its affiliates) less than one-half of the outstanding shares of our common stock owned by such stockholder and its affiliates as of the date of the Settlement Agreement (on an adjusted basis).

        The Settlement Agreement will terminate, according to its terms, (i) by the mutual consent of Z Capital, SPH Manager, and the Other Stockholders at any time and (ii) automatically if either Z Capital or SPH Manager and the Other Stockholders (in the aggregate) cease to beneficially own 4,048,652 of shares of our Common Stock.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Per Section 16(a) of the Exchange Act, our directors and officers must file initial reports of ownership and reports of changes in ownership of our Common Stock with the SEC, and they must furnish us with copies of all forms filed. To our knowledge, based solely upon review of the copies of such reports furnished to us, and upon written representations that no other reports were required during the past fiscal year, all Section 16(a) filing requirements applicable to our directors and officers were satisfied.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

        In accordance with Rule 14a-8 of the Exchange Act, Affinity must receive any Stockholder proposals intended to be included in the proxy statement for its 2017 Annual Meeting of Stockholders no later than December 11, 2016. Stockholders should send any proposals to Marc H. Rubinstein, Senior Vice President, General Counsel & Secretary at Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135.

        In addition, we have established an advance notice procedure with regard to certain matters, including Stockholder proposals not included in our proxy statement, to be brought before an annual meeting of Stockholders. A Stockholder's notice must be delivered to, or mailed and received at, our registered office neither less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public announcement of the date of the meeting is given or made to Stockholders, the Stockholder's notice must be received no later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

        A Stockholder's notice with respect to a proposed item of business must include, among other things: (i) a brief description of the business the Stockholder desires to have addressed at the annual meeting; (ii) the Stockholder's name and address, as well as the class and number of shares of Common Stock owned by such Stockholder; and (iii) any material interest of the Stockholder in such business.

        A Stockholder's notice with respect to a director nomination must be delivered to, or mailed and received at, our registered office: (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (i.e., not earlier than February 5, 2016 and not later than March 6, 2016); provided, however, that in the event the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, the Stockholder's notice, to be timely, must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting made, and (ii) in the case of a special meeting, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such Stockholder's notice must set forth, among other things, (y) all information relating to such director nominee which must be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, together with such person's written consent to being named as a nominee in a proxy statement filed pursuant to Regulation 14A under the Exchange Act and to serve as a director if elected; and (z) the Stockholder's name and address, as well as the class and number of shares of Common Stock owned by such Stockholder delivering the notice.

        For further information about the advance notice procedure with regard to certain matters to be brought before an annual meeting of Stockholders, we refer you to the complete copy of the Amended and Restated Bylaws, which we have filed as Exhibit 3.1 attached to our Current Report on Form 8-K, dated March 29, 2013.

OTHER MATTERS

        Affinity knows of no other matters to be submitted to the Stockholders at the meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
David Reganato, Chairman

ANNUAL MEETING OF STOCKHOLDERS OF AFFINITY GAMING May 10, 2016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17361 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20730000000000000000 5 051016 this proxy of the Notice of Annual Meeting of Stockholders, a copy of the Company's Statement for the Annual Meeting of Stockholders. (See instructions below) O JAMES J. ZENNI, JR. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEESO JAMES A. CACIOPPO O MATTHEW A. DOHENY WITHHOLD AUTHORITYO DAVID REGANATO FOR ALL NOMINEESO ANDREI SCRIVENS O MICHAEL SILBERLING FOR ALL EXCEPTO ERIC V. TANJELOFF INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016. The undersigned acknowledges receipt from the Company before the execution of Annual Report on Form 10-K for the year ended December 31, 2015, and a Proxy To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

- 0 AFFINITY GAMING 2016 ANNUAL MEETING OF STOCKHOLDERS To be held at the offices of: Morrison & Foerster LLP 250 West 55th Street New York, NY 10019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AFFINITY GAMING The undersigned appoints David Reganato and Eric V. Tanjeloff as proxies, each with full power of substitution to vote all shares of common stock of Affinity Gaming (the "Company") which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders of the Company scheduled to be held on May 10, 2016 at 11:00 a.m. Eastern Daylight Time at the offices of Morrison & Foerster LLP, 250 West 55th Street, New York, NY 10019 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting"). The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorney and proxy, his substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorney and proxy or his substitutes with respect to any other matters as may properly come before the Annual Meeting. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES AND “FOR” PROPOSAL 2. This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting. (Continued and to be signed on the reverse side) 14475 1.1